Exhibit 99.1

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Stacy Feit
	Edelman	Edelman	Financial Relations Board
	(212) 729-2163	(212) 704-8166	(213) 486-6549

ASHFORD PRIME FILES PRESENTATION FURTHER HIGHLIGHTING
MANAGEMENT’S STRONG EXPERIENCE AND TRACK RECORD

Highlights Management’s Alignment with Investors and Robust Operational, Capital
Markets and Industry Expertise

DALLAS, March 31, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today is filing an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2016 Annual Meeting of Stockholders. The presentation highlights the Ashford Prime management team’s expertise, alignment with stockholders’ interests and track record for creating significant stockholder value and complements the Investor Presentation the Company filed on March 23, 2016 and the Questions and Answers Presentation filed on March 29, 2016. The presentation is available on the Company’s website atwww.ahpreit.com, under the Investors tab in the presentation section, as well as on www.ashfordprimefacts.com. Highlights of the investor presentation include:

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Highly-Aligned Management Team: The award-winning Ashford Prime management team is the most highly-aligned management team among its peers with respect to insider ownership. With a substantial amount of the management team’s net worth invested in Ashford Prime stock, its members are highly incentivized to maximize long-term stockholder value.

•	Extensive Operational Expertise: Ashford Prime’s management team has over 140 combined years of relevant industry experience, providing stockholders with extensive operational expertise.

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Deep Capital Markets Expertise: The Company believes that the Ashford Prime management team’s deep capital markets experience, which includes almost $20 billion in deal and capital markets activities since 2003, positions the Company to successfully capitalize on attractive market opportunities.

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Proven Track Record of Value Creation: Ashford Prime’s management team has successfully navigated multiple lodging cycles and created tremendous value by implementing unique, creative strategies including interest rate hedges and material share buybacks during the financial crisis.

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Industry Recognition: Ashford Prime’s management team has garnered numerous industry accolades, including the prestigious 2011 HVS Executive Search “Top-Performing CEO of the Year,” which is awarded to the CEO who offers the best value to stockholders based on HVS’s pay-for-performance model.

Since the inception of Ashford Prime, the Company’s management team and Board have been committed to maximizing long-term stockholder value. The Company believes that it is in the best interest of all stockholders for the Board to complete its thorough review of strategic alternatives to determine the best route to maximize value for all stockholders.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission (the “SEC”).
The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
Important Information
Ashford Hospitality Prime, Inc. (“Ashford Prime”) plans to file with the SEC and furnish to its stockholders a Proxy Statement in connection with its 2016 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Ashford Prime files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants
Ashford Prime, its directors and named executive officers may be deemed to be participants in the solicitation of Ashford Prime’s stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s proxy statement dated April 17, 2015, which is filed with the SEC. To the extent holdings of Ashford Prime’s securities have changed since the amounts printed in the proxy statement, dated April 17, 2015, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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